Exhibit 3

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                       Names and Addresses of the Managers
                       -----------------------------------

                              Barcays Capital Inc.
                                 200 Park Avenue
                               New York, NY 10116

                           J.P. Morgan Securities Inc.
                           270 Park Avenue, 7th floor
                               New York, NY 10017